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                                                                    Exhibit 10.8

                      LICENSING AND WAFER SUPPLY AGREEMENT
                      ------------------------------------

THIS AGREEMENT, made and entered into as of this 17th day of June, 1993 by and between:

(1) OKI ELECTRIC INDUSTRY CO., LTD., a Japanese corporation having its registered head office at 7-12, Toranomon 1-chome, Minato-ku, Tokyo 105, Japan ("OKI"); and

(2) Power Integrations, Inc., a California corporation having its principal place of business at 411 Clyde Avenue, Mountain View, California 94043, U.S.A. ("PI")

WHEREAS, both OKI and PI are engaged in the development, design, manufacture and sale of various LSI products, and according to each party, it has acquired valuable technical knowledge and experience, particularly in the field of the Power IC products;

WHEREAS, PI is willing to grant to OKI licenses of certain Power MOS IC technology and OKI is willing to obtain such licenses from PI;

WHEREAS, PI has granted another company certain exclusive rights to manufacture products using PI's N-Channel Process (as defined below) through June 29, 1995;

WHEREAS, PI and OKI desire that PI's license to OKI of PI's P-Channel Process (as defined blow) be effective as of the Effective Date (as defined below) and that PI's license to OKI of the PI N-channel Process be effective as of June 30, 1995;

WHEREAS, PI has granted another company certain exclusive rights with respect to applications of PI's technology to energizing lights;

WHEREAS, PI and OKI desire that PI's license to OKI of the PI Processes (as defined below) exclude all applications of PI's technology to energizing lights;

WHEREAS, PI and OKI desire that OKI license PI to make, have made, use, lease and sell products using certain OKI's integrated circuit process related to OKI's improvements to the PI Process;

WHEREAS, PI desires to acquire from OKI fabrication and supply of wafers of certain Power IC products, and OKI is willing to supply such wafers to PI;

NOW, THEREFORE, in consideration fo the mutual premises, covenants and agreements of the parties contained herein, the parties agree as follows;

CHAPTER 1  DEFINITIONS

Article 1. (Definitions)

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When used throughout this Agreement, each of the following terms shall have the meaning indicated below:

1.1 "PI Products" shall mean Power IC products which are developed by PI using PI Technology and OKI's improvements to the PI Processes.

1.2 "PI Technology" shall mean technical information involved in the Intellectual Property Rights and/or Know-How of PI.

1.3 "Fab" shall mean OKI's wafer fabrication facility in [*]. Any change in facility location will only be with the prior written consent of PI.

1.4 "Qualification" shall mean the qualification of the PI Processes at the Fab as demonstrated by the achievement of milestones agreed to by the parties.

1.5 "Additional Wafers" shall mean all Wafers supplied during the term of the Agreement after all Initial Wafers have been supplied.

1.6 "Foundry Credit" shall mean [*] worth of Wafers, valuing Wafers at [*] per 4 inch Wafer (except quick turn wafers, which will be valued at [*] per wafer) deducting any applicable Japanese withholding tax. Actually, OKI will provide PI with [*] pcs of 4 inch Wafer (subject to adjustment for quick turn wafers) as Foundry Credit after deduction of applicable Japanese withholding tax.

1.7 "Initial Wafers" shall mean 4-inch wafers supplied to PI free of charge pursuant to Section 5.2 below.

1.8 "Volume Production" shall mean production of wafers and PI Products after Qualification.

1.9 "OKI Products" shall mean a family of Power IC products which are developed and manufactured by OKI using PI Technology.

1.10 "Technical Information" shall mean technical information in existence on or before the date of expiration or termination of this Agreement regarding PI Technology which is used in the design, manufacture, use, test or operation of PI Products and OKI Products.

1.11 "Technical Cooperation" shall mean technical advice, consulting services and other technical cooperation provided by PI for OKI's overall development and production of the PI Products and OKI Products.

1.12 "Subsidiary" shall mean any corporation, company or other entity in which OKI or PI, as the case may be, owns and/or controls, directly or indirectly, now or hereafter, more than fifty percent (50%) of the outstanding shares of stock entitled to vote for the election of directors or their equivalents regardless of the form thereof (other than any shares of stock whose voting rights are subject to substantial restriction); provided, however, that

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      any entity which would be a Subsidiary by reason of the foregoing shall be considered a Subsidiary only so long as such ownership or control exists.

1.13  "Confidential Information" shall mean the database tapes referred to in
      Article 8 below and Technical Information, Know-How or other non-public information which is designated in writing, by appropriate legend, as confidential and, if disclosed orally or in any recorded form, its summary shall be reduced to writing within thirty (30) days after disclosure and designated, by appropriate legend, as confidential.

1.14 "Intellectual Property Rights" shall mean all classes or types of patents, utility models, design rights, copyrights, mask work rights, trade secrets and applications thereof recognized under the laws of any country of the world, which claims or is otherwise directed to an invention relating to semiconductor processing and/or semiconductor device structure and/or circuit design which have been reduced to practice or have a first effective filing or registration date in any country prior to the date of expiration or earlier termination of this Agreement, and which arise out of inventions made by PI, which PI (i) has as of the date hereof or (ii) acquires during the term of this Agreement, and under which, and to the extent to which and subject to the conditions under which PI may have, as of the Effective Date of this Agreement, or at the date of acquisition by PI of such rights, or after the Effective Date of this Agreement, the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third persons except for payment of third persons for inventions made by said persons while employed by PI.

1.15 "Know-How" shall mean any and all technical, industrial and engineering information, knowledge and experience with respect to the PI Technology known by or to PI, as of the date hereof and which PI may acquire or develop during the term of this Agreement, represented in any document, method, process, design, design technology, manufacturing technology, machinery, instrument or other equipment used or owned by PI or with respect to which and to the extent to which and subject to the conditions under which PI has the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third persons except for payment to third persons for inventions made by said persons while employed by PI.

1.16 "Effective Date" shall mean the date when this Agreement is fully executed by both parties hereto.

1.17 "OKI Process Technology" shall mean the three (3) micron single polysilicon, single metal process technology of OKI which shall be capable to produce PI Products under this Agreement.

1.18 "PI N-Channel Process" shall mean (a) the specific n-chanel power technology (nominally [*]) of PI and (b) extensions of the foregoing to higher voltages, that is more fully described in Exhibit A attached hereto, and in the documents identified in Exhibit B attached hereto. Reference to PI N-Channel Process covers device structures that fit within
      (a) and (b) above, but does not include other device structures.

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1.19  "PI P-Channel Process" shall mean (a) the specific p-channel power technology (nominally [*]) of PI and (b) extensions of the foregoing to higher voltages, that is more fully described in Exhibit A attached hereto, and in the documents identified in Exhibit B attached hereto. Reference to PI P-Channel Process covers device structures that fit within
      (a) and (b) above, but does not include other device structures.

1.20 "PI Processes" shall mean the PI N-Channel Process and the PI P-Channel Process.

1.21 "Wafer" shall mean non-probed silicon wafer which contains chips or circuits of PI Product which meets the Common Specifications as defined below.

1.22 "Common Specifications" shall mean the specifications for the Wafer mutually agreed upon.

CHAPTER 2  LICENSING OF PI TECHNOLOGY

Article 2. (Grant of Licenses)

2.1  (a)  License to PI P-Channel Process.
          PI hereby grants to OKI a non-exclusive, non-transferable, perpetual, and worldwide license, under PI's Intellectual Property Rights and Know-How relating to the PI P-channel Process or to products manufactured, or designed or developed for manufacture, using the PI P-channel Process, to design, modify, make, use, sell, distribute, develop any OKI Products, and to make Wafers for, and to sell or otherwise transfer Wafers to, PI, under the terms and conditions contained in this Agreement.

     (b)  License to PI N-Channel Process.
          PI hereby grants to OKI, effective June 30, 1995, a non-exclusive, non-transferable, perpetual, and worldwide license under PI's Intellectual Property Rights and Know-How relating to the PI N-channel Process or to products manufactured, or designed or developed for manufacture, using the PI N-Channel Process, to design, modify, make, use, sell, distribute, develop any OKI Products, and to make Wafers for, and to sell otherwise transfer Wafers to, PI, under the terms and conditions contained in this Agreement.

2.2  Limitations on Lighting Products.
     OKI shall not have any right under this Agreement or the licenses granted herein to design, develop, manufacture, or sell any products for any application for energizing lights.

2.3  No Private Labeling Rights.
     OKI shall not have any right to sell, lease or otherwise dispose of any products manufactured using any PI Technology for purposes of resale by

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     any third party as die, wafers or packaged units under any third party's own brand label or marking.

2.4 The licenses for the PI Technology granted to OKI under Paragraph 2.1 above shall be royalty-free, fully paid-up upon expiration of OKI's running royalty payment period pursuant to Paragraph 5.3 below.

2.5 In addition to the rights under Paragraph 2.1, without any consent of PI, OKI may sublicense the manufacturing right to Subsidiaries of OKI so long as the sublicense provides for the protection of PI's Confidential Information on terms not less protective of PI's rights than those set forth in this Agreement. Any such sublicense may be made effective retroactively, but not prior to the Effective Date hereof, nor prior to the sublicensee's becoming a Subsidiary of such company.

2.6 In addition to the rights under Paragraph 2.1, without any consent of PI, OKI may have any third party assemble and test the Products.

2.7  License to OKI Improvements.
     OKI hereby grants to PI a non-exclusive, perpetual, royalty-free, nontransferable, worldwide, right and license to use OKI improvements to the PI Processes to design, make and have made PI Products, and to use, sell, lease or otherwise dispose of PI Products worldwide, under the terms and conditions contained in this Agreement. Without any consent of OKI, PI may sublicense the manufacturing rights to Subsidiaries of PI so long as the sublicense provides for the protection of OKI's Confidential Information on terms not less protective of OKI's rights than those set forth in this Agreement. Any such sublicense may be made effective retroactively, not prior to the Effective Date hereof, nor prior to the sublicensee's becoming a Subsidiary of such party. Any foundry agreement PI enters into in order to exercise its have made rights under this Agreement must contain provisions for the protection of OKI's improvements regarding the PI Processes which are not less protective of OKI's rights than the corresponding provisions of this Agreement.

2.8 Functionally Equivalent Products. Neither party will have any rights under the licenses granted in this Agreement to design, make, have made, or use, sell or otherwise dispose of pin-for-pin replacements of products already introduced by the other party.

Article 3.  (Technology Transfer)

3.1 Unless otherwise agreed in writing, within fourteen (14) days after PI's receipt of the first [*] installment payable pursuant to Section 5.1 below, PI shall transfer to OKI all Technical Information related to the PI Technology. The Technical Information to be transferred from PI to OKI hereunder shall be described in Exhibit A attached hereto.

3.2  Information Transfer.
     Information relating to the PI Technology will be transferred from PI to OKI, and information relating to OKI's improvements will be transferred from OKI to PI, for purposes of prototype development fabrication and

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     production fabrication by OKI at the Fab pursuant to the terms of this
     Article 3 and for the parties to exercise their rights under the licenses granted in the Agreement. PI and OKI shall use their reasonable efforts to complete the transfer of the necessary technology to the Fab and to commence production of PI Products to meet PI's Product requirements stating no later than a date to be agreed by the parties. PI agrees to reimburse OKI for the reasonable expenses incurred in providing OKI's improvement to PI, if so requested by OKI.

3.3  Bring-Up of PI Process

(a) OKI shall use its reasonable efforts to bring-up the PI Processes at the Fab in order to supply PI prototype wafers and production wafers as contemplated by this Agreement. OKI an PI shall use reasonable efforts to perform or fulfill the development milestones of which each is responsible and to perform and fulfill such milestones for which each is responsible and to perform and fulfill such milestones according to the schedule agreed on.

(b) During the period of prototype development, the OKI team and the PI team shall jointly issue to both OKI and PI monthly progress reports.

3.4  Expenses During Bring-Up

(a) Except as otherwise provided in this section 3.4, each party shall pay all of its own expenses incurred in order to perform its obligations under this Agreement.

(b) OKI shall provide and pay for all (i) development wafer processing as needed in order to permit the milestones agreed upon by the parties to be timely accomplished (with the actual number of wafers and the frequency of their production to be determined by mutual agreement of PI and OKI), (ii) mask tooling for one test vehicle PI Product, (iii) process test chip tooling costs and (iv) other production related costs associated with one test vehicle PI Products.

3.5 Process Bring-Up Wafers. During the period of prototype development, all processed die generated from development runs and which relate to PI Products or the PI Processes shall be divided 33-1/3% for team diagnostics, evaluation and life test, 33-1/3% for PI and 33-1/3% for OKI. PI's allocable portion of such processed die shall be sent to PI at no cost to PI at the earliest possible time.

3.6 Notwithstanding anything to the contrary set forth in this Agreement, neither party shall have any obligation under this Agreement to disclose and provide any confidential information of third parties, or which such party owns jointly with third parties, and which such party is not entitled to disclose pursuant to the terms of any agreement: (a) entered into prior to the date of this Agreement, or (b) entered into on or after the date of this Agreement, so long as the party hereunder which withholds disclosure pursuant to this provision has exercised reasonable efforts to negotiate the right to provide such information to the other party hereunder.
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Article 4. (Technical Cooperation)

4.1 If OKI encounters any technical difficulties on design, modification, use, development or application of PI Technology, PI shall provide necessary Technical Cooperation to OKI for smooth start-up of its design work and production as follows:

(a) One PI employee for one visit to the Fab, consisting of five consecutive days, at PI's expense.

(b) At OKI's request, up to two additional visits to the Fab, consisting of two consecutive days each, by one PI employee. OKI shall reimburse PI for all reasonable travel and living expenses incurred by PI's employees in providing this assistance, and shall pay PI [*] per day for each such day of assistance.

(c) Reasonable access by fax and phone to PI's employees to average not more than two days per month, at no charge.

(d) At OKI's request, up to an additional two days per month of access by fax and phone to PI's employees. OKI shall pay PI [*] per day for each such day of assistance.

(e) Not more than two visits during the first six months after the date of this Agreement, and one visit during the next six months, by up to three OKI employees to PI's offices, at no charge. Each such visit will be for not more than three days and require the full-time assistance during normal working hours of not more than two PI employees.

4.2 Upon OKI's request, PI agrees to provide OKI with consultation services including regarding OKI's Products design work upon detailed terms and conditions to be mutually agreed upon.

4.3 PI shall have no obligation to provide technical assistance under this Agreement at any OKI facility other than the Fab. PI shall have no obligation to provide Technical Cooperation or other information or assistance to OKI except as expressly provided in this Agreement.

4.4 PI shall provide to OKI the Technical Cooperation in accordance with reasonable professional standards and exert its reasonable efforts to ensure the accuracy and efficacy of the Technical Cooperation.

4.5 Technical transfer pursuant to Article 3 and the meeting under this Article shall be made or conducted in the English language and the Technical Information in writing shall be provided in the English language.

Article 5 (Compensation)

5.1 In partial consideration of the licenses granted by PI to OKI under Article 2 above and of the technology transfer from PI to OKI under Article 3 above, OKI will pay PI the initial license fee in the amount of [*]

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     [*] United States dollars (U.S. [*]) and in the following installments:

     Upon the Effective Date of this Agreement: U.S. [*]

     Upon completion of technology transfer pursuant to Paragraph 3.1:
     U.S. [*]

     All payment shall be in United States Dollars by telegraphic transfer to such bank account of PI as may be designated by PI within 30 days after the date each such installment becomes payable as provided above.

5.2 In addition to the initial license fee, OKI shall supply 4-inch Wafers to PI free of charge up to the value of the Foundry Credit.

5.3 Also, in addition to the initial license fee, OKI will pay PI a running royalty for the license granted and technology transfer made by PI, at [*] of OKI's Net Selling Price (defined in Paragraph 5.4) of each unit of OKI Product used, leased, sold or otherwise disposed of by OKI for a period of, and in no event longer than, [*] from the date OKI first ships full production OKI Products to customers.

     OKI Product shall be considered as used, sold, leased or disposed of, as the case may be, when billed out, delivered, shipped or mailed to a customer or lessee, or when first used or first set aside for future use by OKI, whichever shall first occur. Product disposed of as scrap shall not be considered as OKI Product manufactured under this Agreement.

5.4 The term "Net Selling Price(s)" as used in this Agreement shall be determined as follows:

(a) In respect of OKI Product in the form of packaged, tested product or as die or wafers sold in normal, arm's length, commercial transactions between parties which are not in affiliation, the Net Selling Price(s) shall be the aggregate of the genuine selling prices at which customers are billed in the usual course of business for such OKI Product, without any deductions or credits other than those determined as provided below, if any.

(b) In respect of OKI Product in the form of packaged, tested product or as die or wafers used, leased or otherwise disposed of, or sold otherwise than in normal, arm's length, commercial transactions between parties which are not in affiliation, the Net Selling Price(s) shall be the aggregate of the genuine selling prices of the same quantities of similar or substantially similar OKI Product which are sold in normal, arm's length, commercial transactions between parties which are not in affiliation, or, if there be no similar or substantially similar OKI Product so sold, then the fair market value thereof, without any deductions other than those determined as provided below, if any.

(c) In determining its Net Selling Price(s), OKI may deduct from the genuine selling price, equivalent thereof or fair market value, as the case may be, of OKI Product:

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(i)   transportation charges, packing fees and insurance fees;

(ii) sales taxes, import duties and other excise taxes imposed or paid directly with respect to the sale of such product;

(iii) quantity and cash discounts actually allowed and allowances or credits to customers on account of product rejection or returned sales.

5.5 Within one (1) month after the end of each March and September OKI shall furnish to PI a written report certified by an officer of OKI showing (i) the number of the OKI Products sold or otherwise disposed of by OKI during the six-month period then ended, (ii) the aggregate of the Net Selling Price(s) of each kind of OKI Product, (iii) all deductions and credits claimed by OKI pursuant to the prior paragraph in determining such Net Selling Price(s), and (iv) the total net compensation payable for each kind of OKI Product pursuant to this Agreement.

5.6 With each report required by Paragraph 5.5 above, OKI shall remit to PI, in United States Dollars, the total amount shown thereby to be due by telegraphic transfer to such bank account of PI as may be designated by PI.

5.7 OKI agrees to keep accurate records showing the number of the OKI Products sold by OKI and the Net Selling Prices thereof. Such records shall be available for inspection by an independent certified public accountant, acceptable to OKI, selected and paid by PI during reasonable business hours for the purpose of verifying the amounts due under Paragraph 5.3 hereof. Such inspection shall not be made more than once annually. Such accountant shall disclose to PI only the figure representing the correct amount and shall not disclose any other information of OKI except that which should properly have been contained in any report required hereunder. OKI shall not be required to retain said records for more than three (3) years after the end of the year to which said records pertain.

5.8 All payment made by OKI to PI pursuant to this Article shall be made after deduction of any applicable Japanese withholding tax from such payments. OKI shall promptly furnish PI with official receipts issued by the tax authorities.

5.9 No royalty shall be payable for any such Wafers and/or PI Products that are supplied to PI and/or its Subsidiaries by OKI.

Article 6. (Improvements)

PI shall promptly disclose to OKI any improvements to PI Technology made or developed after the Effective Date of and during the term of this Agreement and thereupon PI shall be deemed to have granted OKI a license to use such improvements on the same terms as set forth in Article 2 with respect to PI's Intellectual Property Rights and Know-How.
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CHAPTER 3.  SUPPLY OF WAFERS

Article 7. (Sale and Purchase of Wafers)

7.1 OKI hereby agrees to sell to PI the Wafers and PI shall purchase the Wafers pursuant to the terms and conditions of this Agreement.

        Reserved Capacity.
        OKI shall make available to PI, from the production capacity of the Fab, Wafers at the rate (measured monthly) of: [*] Wafers per week during the [*] after Qualification, and [*] Wafers per [*] thereafter throughout the Term. At PI's request, the parties shall negotiate in good faith the provision by OKI of more than the above capacity commitment.

        Minimum Purchase.
        PI shall purchase from OKI Wafers at minimum in the quantity of [*] of the production capacity of the Fab reserved for PI under this Article 7.1.

7.2 The production and sale of the Wafers may be made by any Subsidiary of OKI.

7.3 PI may resell the PI Products only in the form of finished products or dies, but shall not resell any of them in the form of a wafer except to manufacturers of hybrid circuits.

7.4 OKI will manufacture Wafers for PI using all improvements to the PI Processes that OKI uses for its own similar wafers.

Article 8. (Mask Sets and Prototype Wafers for PI Products)

8.1 PI shall supply the data-base tape, free of charge, for mask making for PI Products to OKI in a mutually agreed data-base format.

8.2 OKI may examine the data-base upon receipt of the data-base tape. If upon such examination the data-base is found to be defective or not in conformity with the Common Specifications, OKI shall immediately notify PI in detail as to such defects or nonconformity, and PI will either provide a corrected data-base tape and/or request a return of the defective data-base tape at PI's expense for correction.

8.3 After Qualification, simultaneously with the supply of the data-base tape referred to in Section 8.1 above, PI shall place purchase orders with OKI for the mask sets and prototype wafers for the Wafers of the PI Products in written form which shall state model name (number). The cost of such mask sets and prototype wafers ordered by PI to OKI shall be paid by PI in accordance with the price schedule to mask sets as described in Exhibit C attached hereto. PI shall place an order with OKI for a minimum of ten (10) prototype wafers per one mask set.

8.4 After Qualification, OKI shall make mask sets based on the data-base tape supplied by PI and shall process the Wafers of the PI Products using such mask sets according to the schedule as agreed upon by the parties.

8.5 After Qualification, payment for the mask sets and prototype wafers payable by PI under Section 8.3 above shall be made by an irrevocable and confirmed letter of credit payable at sight to be opened by PI at a first class bank acceptable to OKI. The opening of all letters of credit shall be

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        advised to OKI by the time PI places an order for such mask set or prototype wafers.

Article 9. (Volume Production)

9.1 For the Volume Production, PI shall order Wafers in lots, each of which will contain a minimum of 50 Wafer starts. PI may use the reserved capacity for any mix of Wafer lots for any PI Products.

9.2 The orders of PI for the volume production shall be subject to written acknowledgment of OKI (which will not be unreasonably withheld or delayed) and based on and subject to the forecasts provided in Article 10 below. For purposes of such acknowledgment, it shall be unreasonable for OKI to withhold or delay such acknowledgement due to allocation of production capacity at the Fab or preferential treatment of other OKI customers.

9.3     Production Leadtimes After Qualification:

(a) PI will notify OKI 20 calendar days in advance of a new mask set request. OKI will complete masks sets for any PI Product within eighteen
        (18) working days after OKI's receipt of a final database tape for such PI Product.

(b)     OKI will deliver production Wafers of any PI Product within forty-two
        (42) calendar days after delivery of PI's purchase order for such PI Product, unless PI's purchase order specifies a later delivery date.

9.4     Quick Turn Lots.
        During the Term, PI may order [*] quick-turn lot per month for new product designs. OKI agrees to start each quick-turn lot in the Fab within five (5) days after receipt of a PI purchase order therefor, and to complete wafer processing within twenty-five (25) calendar days from the start date or the OKI standard fast-turn-cycle time at the start time, if longer. OKI will deliver the lot without other conditions beyond those stated in this Agreement. OKI will deliver the lot subject to OKI's reasonable capacity constraints, and the lot will be charged at twice PI's usual Wafer price. During the period of Initial Wafer supply, charges will be against the Foundry Credit, rather than for payment pursuant to Article 14 below.

9.5     Nonconforming Deliveries.

If any delivery of Wafers by OKI to PI does not conform in any material respect to PI's order for such Wafers, PI and OKI shall negotiate is good faith to resolve the problem quickly.

Article 10. (Forecasts)

10.1    Orders and Forecasts.
        PI shall deliver to OKI monthly a binding purchase order covering two
        (2) months of deliveries of Wafers and a nonbinding forecast of Wafer requirements for the following four (4) months. PI also may deliver

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

        additional orders to OKI at such times and as often as PI elects, which orders shall conform to the requirements of this Agreement. So long as PI's orders are within the maximum reserved quantities of Wafers provided for in Section 7.1 above and are in accordance with the lead times provided for in Sections 9.3 or 9.4 above, OKI shall have no right to refuse to accept or to reject any such order, and all such orders shall be deemed automatically accepted by OKI. OKI shall acknowledge PI's orders in writing, confirming quantities and delivery dates of ordered Wafers; provided, however, that any failure on the part of OKI to deliver such an acknowledgment shall not release OKI from its obligation to deliver Wafers in accordance with PI's valid orders.

10.2    Termination of Orders.
        Should PI terminate any order hereunder, in whole or in part, other than with respect to defective Wafers or nonconforming deliveries, PI shall compensate OKI according to the following schedule:

        Day -- Time between date of cancellation and agreed upon delivery date Liability -- Liability is percentage of aggregate purchase price of canceled portion of order

        Days            0 to 42         Days 42 to 60

        Liability        [*]                 [*]

Article 11. (Delivery)

The terms of delivery of the Wafers shall be FCA (Free Carrier) Tokyo (Incoterms
1990).

Article 12. (Test and Inspection)

12.1 OKI shall conduct E-test and visual inspection according to the Common Specification before the delivery of the Wafers of the PI Products.

12.2 PI shall conduct incoming inspection according to the Common Specifications. This inspection shall be regarded as final in terms of quality, quantity and other conditions of the Wafers supplied to PI.

12.3 PI shall notify OKI of the result of the inspection within forty (40) days after the date of the relevant air way bill regarding shipment from OKI. Should PI fail to so notify within said forty (40) day period, the shipment lot shall be deemed to have been acceptable by PI.

12.4 If the Wafers failed the incoming inspection described in Section 12.2 above, PI shall notify OKI in writing the reason of such failure with the result as provided in Section 12.3 above. Both parties shall discuss to agree upon resolution thereof, including without limitation, replacement of the Wafers, and any other reasonable means.

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

12.5 OKI shall not be held responsible for the defects and failures which are attributable to PI, including without limitation, the design, test or assembly by PI of the Wafers.

Article 13. (Packing)

OKI shall pack the Wafers in accordance with packing standards which shall be set forth in the Common Specifications.

Article 14. (Price and Charge)

14.1 After all Initial Wafers have been supplied, OKI will provide PI with all Additional Wafers at the prices set forth in Exhibit C, which shall be reviewed by OKI and PI, if requested by OKI or PI. Unless the parties otherwise agree, such review will occur not more often than once every six month and any changes to such prices will only be made by mutual agreement.

14.2 In the event of any direct or indirect intervention of the Japanese, the United States and/or any other relevant Governments, including the legislative, administrative and judicial branches thereof, which may legally disallow a price at which Wafers shall be supplied, then OKI shall not be obligated to abide by such price without any liability to PI, and OKI and PI shall promptly discuss to agree upon an alternative permissible price.

Article 15. (Payment)

Payment for the Wafers shall be made by an irrevocable and confirmed letter of credit payable at sight to be opened by PI at a first class bank acceptable to OKI. The opening of all letters of credit shall be advised to OKI not later than thirty (30) days prior to the scheduled shipment of the relevant Wafers.

Article 16. (Warranty)

16.1 OKI warrants that the Wafers sold to PI under this Agreement will be free from defects in material and workmanship and conform to their Common Specifications. OKI's sole obligation under this warranty is limited to replacing, any said Wafers which shall, within three (3) months after the date of the relevant air way bill, be found to be defective and which, at OKI's instruction, are returned to OKI's manufacturing facility with transportation charges prepaid. This warranty set forth herein shall not extend to any defects attributable to PI, including without limitation, a defect of design of or misuse by PI or its customers. OKI shall keep records for three (3) years of each processed lot manufactured and summaries of process monitors for one (1) year for warranty traceability. Notwithstanding anything to the contrary set forth in this Agreement, if any customer of PI claims any inconvenience in any products resulting from OKI's diffusion of Wafers and PI decides to deal with such inconvenience, OKI shall give necessary support to PI, upon PI's request, up until one year after the expiration or earlier termination of the Agreement. PI will consult with OKI regarding any such diffusion problem and provided to OKI information available to PI regarding such problem.

16.2 EXCEPT AS OTHERWISE EXPLICITLY PROVIDED IN THIS AGREEMENT, THE WAFERS ARE SUPPLIED WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Article 17. (Finished PI Products)

17.1 At PI's request, OKI may undertake to assemble and/or test for finished products incorporating the PI Products, if OKI's production and test capacity will be deemed to be available at the reasonable discretion of OKI. Detail terms and conditions shall be agreed upon by the parties. In such case, if PI requests and OKI agrees that OKI manufacture and/or test any PI Product with a package tooling which is not OKI's standard tooling, PI shall bear all the costs and expenses relating to manufacture of the relevant tools and development of the relevant computer software programs.

17.2 The total number of (i) the Wafers the dies of which are used in the finished products provided in Section 17.1 above and (ii) the Wafers supplied by OKI pursuant to this Chapter shall not exceed the number of Wafers provided in Section 7.1.

CHAPTER 4.      GENERAL PROVISIONS

Article 18. (Confidentiality)

18.1 Neither party shall use any Confidential Information or any other information acquired from the other party in connection with this Agreement except solely for the purposes of, and as permitted by, this Agreement. For a period of [*] after receipt of the other party's Confidential Information, PI and OKI shall use such care as each party uses to protect its own confidential information not to use or disclose to any third party, except as otherwise provided herein, any of the other party's Confidential Information.

18.2 Notwithstanding the other provisions of this Article or of this Agreement, nothing received by one party to this Agreement shall be subject to the confidentiality obligation provided in Paragraph 18.1 above which is:

18.2.1 Published or otherwise made available to the public other than by a breach of this Agreement by the receiving party: or

18.2.2 Rightfully received by the receiving party from a third party not obligated under this Agreement and without confidentiality limitation: or

18.2.3  Approved in writing for release by the disclosing party: or

18.2.4  Independently developed by the receiving party: or

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18.2.5  Known to the receiving party prior to its first receipt of the same from the disclosing party: or

18.2.6 Hereafter disclosed by the disclosing party to a third party intentionally without restriction on disclosure.

18.3 If any Confidential Information is disclosed by the receiving party pursuant to the requirement or request of a governmental or judicial agency or if the disclosure is required by operation of law, such disclosure will not constitute a breach of this Agreement, provided that the receiving party shall promptly notify the disclosing party.

18.4 Information Already Know. If a party receives information that the disclosing party is treating as Confidential Information and which is already known to the receiving party, such information shall nonetheless be Confidential Information for the purposes of this Agreement unless the receiving party demonstrates by reasonable evidence within a reasonable time after the information is disclosed that such information was already known to it before it was disclosed by the disclosing party.

18.5 Disclosure of OKI Improvements. PI may disclose information with respect to any OKI improvement to the PI Processes to one or more third parties for the sole purpose of having such third parties provide PI with design, layout, foundry, assembly and testing services.

Article 19 (Infringement of Third Parties' Intellectual Property Rights)

19.1 PI warrants that the PI Technology licensed to OKI shall be free from infringement of any third party's rights including, but not limited to, patents, copyrights or other intellectual property rights of a third party. PI hereby agrees to indemnify and hold harmless OKI and its Subsidiary, from and against any and all liabilities, damages, costs and expenses (including reasonable attorney's fees) incurred by OKI and/or its Subsidiary as a result of any claim that the Products and/or PI Technology licensed to OKI violate any third party's rights.

19.2 PI shall have the right to defend, or at its option to settle, any such claim subject to the aforementioned Paragraph. PI shall not, without OKI's prior written consent, which will not be unreasonably withheld or delayed agree to any settlement which imposes any obligation or liability on OKI and/or its Subsidiary. OKI shall at its own expense, be entitled to participate in any such defense or settlement to the extent that such participation does not interfere with PI's sole control thereof. PI may, at its sole option, be relieved of the foregoing obligations to indemnify OKI unless OKI notifies PI promptly in writing of any such claim of which OKI becomes aware and gives PI authority to proceed in the settlement and/or defense thereof as provided herein. Upon PI's request, OKI and its Subsidiary shall at their own expense, furnish reasonable assistance and provide appropriate documentation, if available, to PI in connection with any claim under this Article 19.

19.3 Indemnity LImitation. PI's total liability under this Article 19 shall not exceed an amount equal to [*] of all license fees actually received by PI from OKI pursuant to Section 5.1 above.

19.4 If (a) a bona fide lawsuit is filed against OKI alleging that PI Products or OKI Products infringe any patent of a third party, (b) such infringement arises from the PI Technology and not any combination of the PI Technology with OKI's technology, and (c) the indemnity limitation set forth in Section 19.3 has been reached, OKI may terminate its obligation to provide and PI's obligation to purchase Wafers under this Agreement by giving written notice to PI.

19.5 OKI warrants that the OKI improvements licensed to PI shall be free from infringement of any third party's rights including, but not limited to, patents, copyrights or other intellectual property rights of a third party. OKI hereby agrees to indemnify and hold harmless PI and its Subsidiary, from and against any and all liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred by PI and/or its Subsidiary as a result of any claim that the Products and/or OKI improvement licensed to PI violate any third party's rights.

19.6 OKI shall have the right to defend, or at its option to settle, any such claim subject to the aforementioned Paragraph. OKI shall not, without PI's prior written consent, which will not be unreasonably withheld or delayed agree to any settlement which imposes any obligation or liability on PI and/or its Subsidiary. PI shall at its own expense, be entitled to participate in any such defense or settlement to the extent that such participation does not interfere with OKI's sole control thereof. PI may, at its sole option, be relieved of the foregoing obligations to indemnify PI unless PI notifies OKI promptly in writing of any such claim of which PI becomes aware and gives OKI authority to proceed in the settlement and/or defense thereof as provided herein. Upon OKI's request, PI and its Subsidiary shall at their own expense, furnish reasonable assistance and provide appropriate documentation, if available, to OKI in connection with any claim under this Article 19.

19.7 Indemnity Limitation. OKI's total liability under this Article 19 shall not exceed an amount equal to [*] of all license fees actually received by PI from OKI pursuant to Section 5.1 above.

19.8 If (a) a bona fide lawsuit is filed against PI alleging that OKI Products or PI Products infringe any patent of a third party, (b) such infringement arises from OKI's technology and not any combination of the PI Technology with OKI's technology, and (c) the indemnity limitation set forth in Section 19.7 has been reached, PI may terminate its obligation to purchase and OKI's obligation to supply Wafers under this Agreement by giving written notice to OKI.

Article 20. (Term and Termination)

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

20.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect for a period of five (5) years from the Effective Date, unless sooner terminated as provided herein.

20.2    Remedies for Qualification Failures.

(a) If Qualification is not accomplished within ninety (90) days after the date by which Qualification is scheduled to be accomplished according to the agreement of the parties, and the failure to accomplish Qualification within such extended period is not caused by a material default on the part of PI of its obligations to provide Confidential Information, Technical Cooperation as required under this Agreement, PI may, upon giving OKI prior written notice, elect the following remedy for such failure, which shall be effective thirty (30) days after such notice is given. PI shall not give such notice unless PI has first consulted with OKI, OKI has had a reasonable opportunity to cure the default, and the default has not been cured. Such remedy shall be PI's exclusive remedy for the non-occurrence of
        Qualification:

(1) All licenses granted by PI to OKI under this Agreement shall terminate.

(2) OKI shall return to PI all of PI's Confidential Information delivered to OKI, and shall destroy all reports and compilations which include or are based on PI's Confidential Information.

(3)     PI shall retain the [*] licensing fee payable by OKI pursuant to Section
        5.1 of this Agreement.

(4)     This Agreement shall terminate.

(5) All licenses granted by OKI to PI under this Agreement shall terminate.

(b) If Qualification is not accomplished within ninety (90) days after the date by which Qualification is scheduled to be accomplished according to the agreement of the parties, and the failure to accomplish Qualification within such extended period is caused by a material default on the part of PI of its obligations to provide Confidential Information and Technical Cooperation as required under this Agreement, and is not caused by a materials default on the part of OKI of its obligations under this Agreement, OKI may, upon giving PI prior written notice, elect the following remedy for such failure, which shall be effective thirty (30) days after such notice is given. OKI shall not give such notice unless OKI has first consulted with PI, PI has had a reasonable opportunity to cure the default, and the default has not been cured. Such remedy shall be OKI's exclusive remedy for the non-occurrence of Qualification:

(1) All licenses granted by OKI to PI under this Agreement shall terminate.

(2) PI shall return to OKI all of OKI's Confidential Information delivered to PI, and shall destroy all reports and compilations which include or are based on OKI's Confidential Information.

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

(3)     This Agreement shall terminate.

(4) All licenses granted by PI to OKI under this Agreement shall be retained by OKI, subject to OKI's payment of royalties as provided in
        Section 5.3.

20.3 Except as otherwise expressly provided in this Article 20, in the event that either party has committed a material breach of this Agreement, without any material causative fault on the part of the other party, the other party shall have the right to terminate this Agreement by giving sixty (60) days' written notice of termination specifying any alleged material breach, such termination to become effective at the end of said period unless during said period all material breaches specified have been remedied or waived.

20.4 Either party shall also have the right to terminate this Agreement with immediate effect by giving wriiten notice of termination to the other party at any time upon or after the occurrence of any of the following events with respect to such other party:

20.4.1 Insolvency, bankruptcy or liquidation or filing of any application therefor;

20.4.2 Attachment, execution or seizure of substantially all of the assets or filing of any application therefore;

20.4.3 Assignment or transfer of that portion of the business to which this Agreement pertains to a trustee for the benefit of creditors;

20.4.4 Disposition of that portion of the business or the material assets to which this Agreement pertains; or

20.4.5  Termination of its business or dissolution.

20.5 No failure or delay on the part of either party in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its rights of termination for such cause or any other or subsequent cause.

20.6 In the event of termination of this Agreement pursuant to Section 20.3 or 20.4 above, the party terminating this Agreement may continue to use the Intellectual Property Rights and Know-How of the other party for the purpose stated in this Agreement without any obligation to the other party except for those obligations under this Agreement which are expressly provided in this Agreement to survive such termination of this Agreement.

20.7 The termination or expiration of this Agreement shall not release either party from any liability which at said date of termination has already accrued to the other party.

20.8    Notwithstanding any termination of this Agreement, the provisions of
        Article 5 (Compensation), Article 18 (Confidentiality), Article 19 (Infringement of Third Party's Intellectual Property Rights), Article 20 (Termination), Section 23.5 (Notice), Section 23.9 (Force Majeure), 23.13

        (Remedies), 23.14 (Injunctive Relief), 23.15 (Attorneys' Fees), and
        Section 25.11 (Arbitration) shall survive this Agreement.

20.9 The remedies provided in this Article are cumulative with each other and with other remedies available under law.

Article 21. (Announcement)

The parties will agree on the content of a press announcement related to the relationship contemplated by this Agreement. Neither of the parties shall unilaterally make any announcement of the formation and existence of this Agreement without prior written consent of the other party. This provision shall not affect the rights of the parties to disclose under confidentiality and use restrictions, such terms of the Agreements as are reasonably necessary to disclose for purpose of: providing information of the type customarily requested by customers and prospective customers in the ordinary course of business, seeking debt or equity financing, bank credit or the like, and, in the case of the PI, pursuing discussions with other strategic partners. Both parties shall remain free to disclose the existence of this Agreement, that OKI is a foundry for the PI's products, and the origin of products produced under this Agreement.

Article 22. (Export Control)

Unless prior approval is obtained from the competent governmental agency, each party shall not knowingly export or re-export, directly or indirectly, any PI Technology, improvements on PI Technology, products using PI Technology or improvements on PI Technology or Wafers, to any country or countries to which export or re-export will violate any laws or regulations of either the United States of America or Japan.

Article 23. (Miscellaneous Provisions)

23.1 Waiver. Should either PI or OKI fail to enforce any provision of this Agreement or to exercise any right in respect thereto, such failure shall not be construed as constituting a waiver or a continuing waiver of its rights to enforce such provision or right or any other provision or right.

23.2 No Other License. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either party hereunder any license or other right except the licenses and rights expressly granted hereunder.

23.3 English Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties.

23.4 No Agency. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever.

23.5 Notices. Any notice required or permitted to be given by either party under this Agreement shall be deemed to have been given at the time it is delivered in person or sent by registered airmail letter or by telegram or telex or telefax (provided that in the case of telegram, telex or telefax, a copy of the notice will promptly be delivered by registered airmail letter) to the other party at the following respective addresses or such new addresses as may from time to time be supplied hereunder.

        To:     OKI Electric Industry Co., Ltd.
                550-1 Higashiasakawa-cho,
                Hachioji-shi, Tokyo 193, Japan
                Attention: General Manager, Logic LSI Division
                Fax: 81-426-66-7213
                Telex: 2862681 OKIEDH J
                Phone: 81-426-63-1111

        To:     Power Integrations, Inc.
                411 Clyde Avenue, Mountain View,
                California 94043, U.S.A.
                Attention: President
                Fax: 1-415-940-1226
                Phone: 1-415-960-3572

23.6 Invalidity. If any provision of this Agreement, or the application thereof to any situation or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision to situations or circumstances other than those as to which it is invalid or unenforceable, shall not be affected; and each remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with provisions which, in effect, will, from an economic viewpoint, most nearly and fairly approach the effect of the invalid provision.

23.7 Assignment. This Agreement and any rights or licenses granted herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party. Notwithstanding any other provision of Agreement, PI may without the prior consent of OKI assign all of its rights under this Agreement to a purchaser of all or substantially all of PI's stock or assets or to a third party participating in a merger or other corporate reorganization in which PI is constituent corporation.

        If PI assigns its rights in connection with such a transaction, OKI may:

(a) cease to provide information regarding OKI's improvements to the PI Processes immediately upon the occurrence of such assignment.

(b) terminate its obligation to provide and PI's obligation to purchase wafers under this Agreement by giving written notice to PI, such termination to be effective one year after such notice is given.

        Such cessation to provide information regarding OKI's improvement to PI and termination of the obligation regarding wafer supply shall not affect the license granted by PI to OKI hereunder subject to the royalty payment in accordance with Article 5.3.

23.8 Amendments. This Agreement may not be extended, supplemented or amended in any manner except by an instrument in writing expressly referring to this Agreement and duly executed by authorized officers of both parties.

23.9 Force Majeure. Either party shall be excused for failures and delays in performance caused by war, declared or not, any laws, proclamations, ordinances or regulations of the government of any country or of any political subdivision of any country, or strikes, lockouts, floods, fires, explosions or such catastrophes as are beyond the control or without the material fault of such party ("Causes"). Any party claiming any such excuse for failure or delay in performance due to such Causes shall give prompt notice thereof to the other party, and neither party shall be required to perform hereunder during the period of such excused failure or delay in performance except as otherwise provided herein. This provision shall not, however, release such party from using its best efforts to avoid or remove all such Causes and such party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Notwithstanding the foregoing, in the event any such cause delays either party's performance of any of its material obligations under this Agreement, the other party may suspend its performance under this Agreement for the period such delay continues and if any such cause renders impossible or delays for a period of more than six months either party's performance of any of its material obligations under this Agreement, the parties will hold good faith discussion to find any other mutually agreeable countermeasures.

23.10 Indemnity. Both parties agree that neither party shall assume any responsibility or be liable for death or any injury or accident which may occur to any personnel of the other party or the property of such personnel during any visits to its facility, or otherwise. Each party agrees to indemnify the other and to hold such other party harmless from and against all liabilities, claims and demands on account of personal injuries (including death), or loss or damage to property, arising out of or in any manner connected with the visits of its personnel to such other party's offices or facilities and occasioned by the negligence of such personnel, and it shall defend at its own expense any and all actions based thereon and shall pay all charges of attorneys and all costs and other expenses arising therefrom. Notwithstanding the foregoing, neither party shall be liable to the other for incidental or consequential damages arising from any action or inaction of such party or from any breach of this Agreement.

23.11 Arbitration. All disputes and differences between OKI an PI arising out of or under this Agreement shall be settled amicably through negotiations. In case such dispute or difference cannot be settled amicably through negotiations, it shall be finally settled by arbitration in San Francisco, California, USA pursuant to Rules of Arbitration of the International Chamber of Commerce. The arbitration shall be conducted in the English language. The award rendered by arbitrator(s) shall be final and binding upon the parties hereto, may be enforced by any court of competent jurisdiction, and may include, when appropriate, equitable relief. Notwithstanding the foregoing, the parties hereto may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

23.12 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior discussions, negotiations and agreements, written, oral or implied, between them in respect of the subject matter of this Agreement. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein.

23.13 Remedies. Upon the breach by either party of any provision of this Agreement, the non-breaching party shall have the right to pursue all available remedies at law or in equity it may elect, in order to obtain the benefits to have been provided pursuant to the Agreements, or to obtain adequate recourse or compensation in the event the same are not so provided.

23.14 Injunctive Relief. Unauthorized use or disclosure of Confidential Information will diminish the value to the parties of the trade secrets and other intellectual property rights which are the subject of this Agreement. Therefore, if either party breaches any of its obligations hereunder, the other party shall be entitled to equitable relief to protect its intellectual property rights, including but not limited to injunctive relief, as well as monetary damages.

23.15 Attorneys' Fees. In the event of any action, suit or proceeding, including arbitration, between the parties hereto, the prevailing party shall be entitled to recover its costs, including those for expert witnesses, and reasonable attorneys' fees therein.

23.16 Governing Law. This Agreement and the rights and obligations of the parties thereunder shall be governed by, and construed in accordance with, the laws of the United States of California as applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods
        (1980) is specifically excluded from application to this Agreement.

23.17 Time of Essence. Time is of the essence in the performance of each and every obligation of the parties under this Agreement.

23.18 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

Article 24. (Future Project)

In case the technology transfer is completed to the satisfaction of OKI, the parties will discuss with each other in good faith feasibility of future projects, for example possibility of the joint development of new product.

IN WITNESS WHEREOF, the parties have caused this Agreement executed by their duly authorized representatives.


OKI ELECTRIC INDUSTRY CO., LTD           POWER INTEGRATIONS, INC.


By: /s/ Tadao Higashi                    By: /s/ Edward C. Ross
    ------------------------------           ------------------------------

Name: Tadao Higashi                      Name: Edward C. Ross

Title: Managing Director                 Title: President and CEO

Date: June 17, 1993                      Date: June 17, 1993
      ----------------------------             ----------------------------

                                   EXHIBIT A
                                   ---------
                             Technical Information
                             ---------------------


(1)  Process Flowchart

        This document includes a detailed process summary which specifies the [*] and [*] of the PI p-channel process. [*] and other necessary information required to install the "PI Process" in Oki's wafer fabrication facility.

(2)  Acceptance Criteria

        This document specifies the detailed set of [*] parameters [*]
        [*]

(3)     [*] Specifications

(4)     a.      [*]
        b.      [*]
        c.      [*]
        d.      [*]
        e.      [*]

(5)     Wafer Acceptance [*]

(6)     Test

        (a)     [*]
        (b)     [*]
        (c)     [*]

(7)     Assembly

        (a)     [*]

(8)     QA

        (a)     [*]

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(9)     [*]

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                                  EXHIBIT B

                       Detailed Technical Information
                       ------------------------------


The following information will be included as part of the technology transfer process between Power Integrations, Inc. and Oki.

Wafer Processing Infromation

[*]

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                                   EXHIBIT C
                              (SECTION 8.3, 14.1)

                        PRICE FOR MASK TOOLING & WAFER


                Price/Wafer               Price/Wafer
Wafer Type      From [*] Wafers           More than [*] wafers
----------      ----------------          --------------------

P-Channel               [*]                      [*]

N-Channel               [*]                      [*]


Masks
-----

[*] per mask layer

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TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                       AMENDMENT NUMBER ONE TO LICENSING
                           AND WAFER SUPPLY AGREEMENT

     This Amendment Number One to Licensing and Wafer Supply Agreement (the "Amendment") is being entered into as of this 21 day of September, 1995 by and between OKI Electric Industry Co., Ltd ("OKI"), a Japanese corporation and Power Integrations, Inc. ("PI"), a California corporation.

     WHEREAS, OKI and PI entered into the Licensing and Wafer Supply Agreement dated as of June 17, 1993 (the "Agreement"); and

     WHEREAS, OKI now desires to expand its rights to use PI technology; and

     WHEREAS, PI is willing to grant OKI certain rights to its TOPSwitch technology subject to certain restrictions; and

     WHEREAS, OKI and PI desire to modify the terms of their wafer supply agreement; and

     WHEREAS, the parties desire to amend the Agreement to reflect these understandings;

     NOW, THEREFORE, in consideration for the mutual promises, covenants and agreements of the parties contained herein, the parties hereby agree to amend the Agreement as follows:

1.   Article 1.  Article 1 (Definitions) shall be amended and restated to read
     ---------
in full as follows:

     Article 1.  (Definitions)

     When used throughout this Agreement, each of the following terms shall have the meaning indicated below:

     1.1 "Acceptance Criteria" shall mean the acceptance criteria for the Wafers to be mutually agreed upon by OKI and PI.

     1.2 "Additional Wafers" shall mean all Wafers supplied during the term of the Agreement after all Initial Wafers have been supplied.

     1.3  "Asian Territory" means the [*].

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL
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                                       1

     1.4 "Confidential Information" shall mean the database tapes referred to in Article 8 below, Process Technical Information, TOPSwitch Technical Information, Process Know-How, TOPSwitch Know-How or other non-public information which is designated in writing, by appropriate legend, as confidential and, if disclosed orally or in any recorded form, its summary shall be reduced to writing within thirty (30) days after disclosure and designated by appropriate legend as confidential.

     1.5 "Effective Date" shall mean the date when the Agreement is fully executed by both parties hereto.

     1.6 "Existing Circuit Intellectual Property Rights" shall mean (i) all PI circuit design patents issued on or prior to [*] (the "Existing Circuit Patents") and (ii) utility models, design rights, copyrights, mask work rights and trade secrets related to the Existing Circuit Patents in existence on the date of this Amendment. Existing Circuit Intellectual Property Rights shall not include any TOPSwitch Related Intellectual Property.

     1.7 "Existing Circuit Related Know How" shall mean any and all technical, industrial and engineering information, knowledge and experience with respect to the Existing Circuit Related Intellectual Property Rights known by PI, as of the date of this Amendment, represented in any document, method, process, design, design technology, manufacturing technology, machinery, instrument or other equipment used or owned by PI, or with respect to which and to the extent to which and subject to the conditions under which PI has the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third persons except for payment to third persons for inventions made by said persons while employed by PI. Existing Circuit Related Know How shall not include any TOPSwitch Related Know How.

     1.7 "Existing Circuit Technical Information" shall mean technical information in existence on the date of this Amendment regarding PI Existing Circuit Technology which is used in the design, manufacture, use, test or operation of PI Products and OKI Products. Existing Circuit Technical Information shall not include any TOPSwitch Technical Information.

     1.8 "Fab" shall mean OKI's wafer fabrication facility in Miyazaki, Japan. Any change in facility location will only be with the prior written consent of PI.

     1.9 "Foundry Credit" shall mean [*] worth of Wafers, valuing Wafers at [*] per 4 inch Wafer deducting any applicable Japanese withholding tax.

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

     1.10 "Initial Wafers" shall mean 4-inch wafers supplied to PI free of charge pursuant to Section 5.3 below.

     1.11 "Licensed TOPSwitch Improvements" shall mean any of the following improvements to the TOPSwitch Related Intellectual Property Rights made by PI during the term of the Agreement: [*].

     1.12 "OKI Improvement" shall mean any modification or improvement to the PI Technology made by OKI during the term of the Agreement.

     1.13 "OKI Process Technology" shall mean the [*] of OKI which shall be capable to produce PI Products under this Agreement.

     1.14 "OKI Products" shall mean a family of Power IC products which are developed and manufactured by OKI using PI Technology.

     1.15 "OKI TOPSwitch Products" shall mean any Power IC products which are developed and manufactured by OKI using TOPSwitch Technology.

     1.16 "PI Existing Circuit Technology" shall mean the Existing Circuit Related Intellectual Property Rights and the Existing Circuit Know How.

     1.17 "PI N-Channel Process" shall mean (a) the specific n-channel power technology (nominally [*]) of PI and (b) extensions of the foregoing to higher voltages, that is more fully described in Exhibit A to the
                                                              ---------
          Agreement, and in the documents identified in Exhibit B to the
                                                        ---------
          Agreement. Reference to PI N-Channel Process covers device structures that fit within (a) and (b) above, but does not include other device structures.

     1.18 "PI P-Channel Process" shall mean (a) the specific p-channel power technology (nominally [*]) of PI and (b) extensions of the foregoing to higher voltages, that is more fully described in Exhibit A to the
                                                              ---------
          Agreement, and in the documents identified in Exhibit B to the
                                                        ---------
          Agreement. Reference to PI P-Channel Process covers device structures that fit within (a) and (b) above, but does not include other device structures.

     1.19 "PI Processes" shall mean the PI N-Channel Process and the PI P-Channel Process.

     1.20 "PI Process Technology" shall mean the Process Related Intellectual Property Rights and the Process Related Know-How.

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TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

     1.21 "PI Products" shall mean Power IC products which are developed by PI using PI Technology either alone or with OKI Improvements.

     1.22 "PI Technology" shall mean the Process Related Intellectual Property Rights, the TOPSwitch Related Intellectual Property Rights, the Process Related Know-How, the TOPSwitch Related Know-How of PI, the Existing Circuit Related Intellectual Property Rights and the Existing Circuit Related Know How.

     1.23 "PI TOPSwitch Products" shall mean Power IC products which are developed by PI using the TOPSwitch Technology.

     1.24 "Process Related Intellectual Property Rights" shall mean all classes or types of patents, utility models, design rights, copyrights, mask work rights, trade secrets and applications thereof recognized under the laws of any country of the world, which claims or is otherwise directed to an invention relating to semiconductor processing and/or semiconductor device structure which have been reduced to practice or have a first effective filing or registration date in any country prior to the date of expiration or earlier termination of the Agreement, and which arise out of inventions made by PI, which PI (i) has as of the date of the Agreement or (ii) acquires during the term of the Agreement, and under which, and to the extent to which and subject to the conditions under which PI may have, as of the Effective Date of the Agreement, or at the date of acquisition by PI of such rights, or after the Effective Date of the Agreement, the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third persons except for payment to third persons for inventions made by said persons while employed by PI.

     1.25 "Process Related Know-How" shall mean any and all technical, industrial and engineering information, knowledge and experience with respect to the Process Related Intellectual Property Rights known by PI, as of the date hereof and which PI may acquire or develop during the term of the Agreement, represented in any document, method, process, design, design technology, manufacturing technology, machinery, instrument or other equipment used or owned by PI, or with respect to which and to the extent to which and subject to the conditions under which PI has the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third persons except for payment to third persons for inventions made by said persons while employed by PI.

     1.26 "Process Technical Information" shall mean technical information in existence on or before the date of expiration or termination of this Agreement regarding PI Process Technology which is used in the design, manufacture, use, test or operation of PI Products and OKI Products.

     1.27 "Qualification" shall mean the qualification of the PI Processes at the Fab as demonstrated by the achievement of milestones agreed to by the parties.

     1.28 "Subsidiary" shall mean any corporation, company or other entity in which OKI or PI, as the case may be, owns and/or controls, directly or indirectly, now or hereafter, more than fifty percent (50%) of the outstanding shares of stock entitled to vote for the election of directors or their equivalents regardless of the form thereof (other than any shares of stock whose voting rights are subject to substantial restriction); provided, however, that any entity which would be a Subsidiary by reason of the foregoing shall be considered a Subsidiary only so long as such ownership or control exists.

     1.29 "Technical Cooperation" shall mean technical advice, consulting services and other technical cooperation provided by PI for OKI's overall development and production of the PI Products and OKI Products.

     1.30 "Technical Information" shall mean the Process Technical Information, the Existing Circuit Technical Information and the TOPSwitch Technical Information.

     1.31 [*].

     1.32 "TOPSwitch Related Know-How" shall mean any and all technical, industrial and engineering information, knowledge and experience with respect to the TOPSwitch Related Intellectual Property Rights known by PI, as of the date of this Amendment (or, as to the Licensed TOPSwitch Improvements only, which PI may acquire or develop during the term of the Agreement), represented in any document, method, process, design, design technology, manufacturing technology, machinery, instrument or other equipment used or owned by PI, or with respect to which and to the extent to which and subject to the conditions under which PI has the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third persons except for payment to third persons for inventions made by said persons while employed by PI.

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

     1.33 "TOPSwitch Technical Information" shall mean technical information in existence on the date of this Amendment (or, as to the Licensed TOPSwitch Improvements only, which PI may acquire or develop during the term of the Agreement) which is used in the design, manufacture, use, test or operation of PI TOPSwitch Products and OKI TOPSwitch Products.

     1.34 "TOPSwitch Technology" shall mean the TOPSwitch Related Intellectual Property and the TOPSwitch Know-How.

     1.35 "Volume Production" shall mean production of Wafers and PI Products after Qualification.

     1.36 "Wafer" shall mean a non-probed silicon wafer which contains chips or circuits of PI Product which meets the Acceptance Criteria as defined above.

2.   Article 2.  Article 2 (Grant of Licenses) is hereby amended and restated to
     ---------
read in full as follows:

     Article 2.  (Grant of Licenses)

     2.1  License to Process Technology and Existing Circuit Technology.

          Subject to the terms and conditions of the Agreement, PI hereby grants to OKI a non-exclusive, non-transferable, perpetual, and worldwide license, under (i) PI's Existing Circuit Technology and (ii) PI's Process Technology relating to the PI P-Channel Process and the PI N-Channel Process or to products manufactured, or designed or developed for manufacture, using the PI P-Channel Process or the PI N-Channel Process, to design, modify, make, use, sell, distribute or develop any OKI Products, and to make Wafers for, and to sell or otherwise transfer Wafers to, PI, under the terms and conditions contained in the Agreement.

     2.2  License to TOPSwitch Technology.

          (a) Subject to the terms and conditions of the Agreement, PI hereby grants to OKI a non-exclusive, non-transferable, perpetual, worldwide license under PI's TOPSwitch Intellectual Property Rights and TOPSwitch Know-How to design, modify, make, use or develop any OKI TOPSwitch Products, and to make Wafers for, and to sell or otherwise transfer Wafers to, PI, under the terms and conditions contained in this Agreement.

          (b) Subject to the terms and conditions of the Agreement, PI hereby grants OKI a non-exclusive, non-transferable, perpetual license to sell, distribute or otherwise transfer OKI TOPSwitch Products to: (i) companies established or to be established under the laws of Japan (other than subsidiaries of companies organized under the laws of a country other than Japan) (a "Japanese Company") and (ii) subsidiaries of Japanese Companies located in the Asian Territory. OKI may also sell, distribute or otherwise transfer OKI TOPSwitch Products to any Subsidiary of OKI worldwide provided that any such Subsidiary may not resell, redistribute or otherwise transfer any OKI TOPSwitch Product other in accordance with the same restrictions on transfer as are applicable to OKI under this paragraph.

          (c) OKI shall not sell, distribute or otherwise transfer any OKI TOPSwitch Product to any company or other entity which OKI has reason to believe will resell or distribute the OKI TOPSwitch Products without incorporation into a larger device unless such transfer is made pursuant to an agreement that requires OKI's customer to comply with the same restrictions on transfer as are applicable to OKI under paragraph (b) above.

          (d) OKI shall not sell, distribute or otherwise transfer any OKI TOPSwitch Products to any international procurement office located in Japan unless OKI is advised by the customer and reasonably believes that the final destination of such product is to a Japanese Company in Japan, a subsidiary of a Japanese Company in Japan or a subsidiary of a Japanese Company in the Asian Territory.

     2.3  Limitations on Lighting Products.

          OKI shall not have any right under the Agreement or the licenses granted herein to design, develop, manufacture, or sell any products for any application for energizing lights.

     2.4  No Private Labeling Rights.

          OKI shall not have any right to sell, lease or otherwise dispose of any products manufactured using any PI Technology for purposes of resale by any third party as die, wafers or packaged units under any third party's own brand label or marking.

     2.5 The licenses for the PI Technology granted to OKI under Section 2.1 above shall be royalty-free, fully paid-up upon expiration of OKI's running royalty payment period pursuant to Section 5.4 below.

     2.6 In addition to the rights under Section 2.1, without any consent of PI, OKI may sublicense the manufacturing right to Subsidiaries of OKI so long as the sublicense provides for the protection of PI's Confidential Information on terms not less protective of PI's rights than those set forth in the Agreement. Any such sublicense may be made effective retroactively, but not prior to the Effective Date of the Agreement, nor prior to the sublicensee's becoming a Subsidiary of OKI.

     2.7 In addition to the rights under Section 2.1, without any consent of PI, OKI may have any third party assemble and test the OKI Products.

     2.8  License to OKI Improvements.

          OKI hereby grants to PI a non-exclusive, perpetual, royalty-free, non-transferable, worldwide right and license to use OKI Improvements to design, make and have made PI Products, and to use, sell, lease or otherwise dispose of PI Products worldwide. OKI shall promptly disclose to PI any OKI Improvements made or developed during the term of the Agreement. Without any consent of OKI, PI may sublicense the manufacturing rights to Subsidiaries of PI so long as the sublicense provides for the protection of OKI's Confidential Information on terms not less protective of OKI's rights than those set forth in the Agreement. Any such sublicense may be made effective retroactively, but not prior to the Effective Date of the Agreement, nor prior to the sublicensee's becoming a Subsidiary of PI. Any foundry agreement PI enters into in order to exercise its have made rights under the Agreement must contain provisions for the protection of the OKI's Improvements which are not less protective of OKI's rights than the corresponding provisions of the Agreement.

     2.9  Functionally Equivalent Products.

          Neither party will have any rights under the license granted in this Agreement to design, make, have made, or use, sell or otherwise dispose of pin-for-pin replacements or products already introduced by the other party; provided, however, that the provisions of this
          Section 2.9 shall not apply to OKI TOPSwitch Products.

3.   Section 3.1.  The following paragraph shall be added to Section 3.1 of
     -----------
Article 3 (Technology Transfer) as the second paragraph.

          Unless otherwise agreed in writing, within fourteen (14) days after the execution of this Amendment, PI shall transfer to OKI all TOPSwitch Technical Information. The TOPSwitch Technical Information to be transferred is more fully described on Exhibit 3.1 attached to this Amendment.

4.   Section 5.3.  The first paragraph of Section 5.3 shall be amended and
     -----------
restated to read in full as follows:

     5.3 Also, in addition to the initial license fee, OKI will pay PI (i) a running royalty for the license and transfer of the PI Process Technology, at [*] of OKI's Net Selling Price (as defined in paragraph 5.4) of each unit of OKI Product (other than OKI TOPSwitch Product) used, leased, sold, distributed or otherwise transferred by OKI for a period of, and in no event longer than, [*] from the date OKI first ships full production quantities of OKI Product to customers and (ii) a running royalty for the license and transfer of the PI TOPSwitch Technology, at [*] of OKI's Net Selling Price (as defined in paragraph 5.4) of each unit of OKI TOPSwitch Product used, leased, sold, distributed or otherwise transferred by OKI for a period of, and in no event longer than, [*] from the date OKI first ships full production quantities of OKI TOPSwitch Product to customers.

5.   Article 6.  Article 6 (Improvements) shall be amended and restated to read
     ---------
in full as follows:

     Article 6. (Improvements).

     PI shall promptly disclose to OKI any Licensed TOPSwitch Improvements and any improvements to the PI Process Technology made or developed after the Effective Date of and during the term of the Agreement and thereupon PI shall be deemed to have granted OKI a license to use such improvements on the same terms as set forth in Section 2.1 with respect to improvements to PI Process Technology and as set forth in Section 2.2 with respect to Licensed TOPSwitch Improvements.


6.   Article 7.  Article 7 (Sale and Purchase of Wafers) shall be amended and
     ---------
restated to read in full as follows:

     Article 7. (Sale and Purchase of Wafers)

     7.1 OKI hereby agrees to sell to PI the Wafers and PI shall purchase the Wafers pursuant to the terms and conditions of the Agreement.

          Reserved Capacity.

          OKI shall make available to PI, from the production capacity of the Fab not less than the quantities of Wafers set forth on Exhibit 7.1 for delivery to PI and PI shall purchase from OKI not less than [*] of such quantities in 1996, not less than [*] of such quantities in 1997 and not less than [*] of such quantities in 1998.

     7.2 The production and sale of the Wafers to PI may be made by any Subsidiary of OKI.

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                                       9

     7.3 PI may sell the PI Products other than PI TOPSwitch Products in the form of finished products or dies, but shall not resell any of them in the form of a wafer except to manufacturers of hybrid circuits. PI may sell the PI TOPSwitch Products in the form of finished products, dies or wafers.

7.   Section 8.3.  The following sentence shall be added as the last sentence in
     -----------
Section 8.3: If the masks are used by OKI to produce Wafers other than for sale to PI, then the costs of the masks will be shared equally between OKI and PI.

8.   Section 9.2.  Section 9.2 shall be amended by the addition of the following
     -----------
language:

     Upon receiving PI's monthly purchase order, OKI will provide a written acknowledgement of the purchase order acceptance (not later than three (3) business days after receipt of the purchase order if such order does not exceed PI's forecast). OKI will inform PI of the scheduled Wafer starting, completion and delivery dates within a reasonable period after accepting the purchase order (not later than five (5) business days if such order does not exceed PI's forecast). OKI will provide a weekly status report on the Wafers in progress and the anticipated delivery date.

9.   Section 14.1  Section 14.1 shall be amended and restated to read in full as
     ------------
follows:

     14.1 From and after the date of this Amendment OKI will provide PI with all Wafers at the following prices, subject to adjustment as provided below:

                                    P-Channel      N-Channel
                                    ---------      ---------
          Up to [*] units             [*]             [*]
          [*] units and above         [*]             [*]

          PI and OKI agree that this pricing is based upon [*] per U.S. Dollar. In the event of any currency fluctuation during the term of the Agreement resulting in an exchange rate of less than [*] per U.S. Dollar or more than [*] per U.S. Dollar, the prices set forth above shall be adjusted such that OKI and PI each bear [*] of the impact of the currency fluctuation. For example, in the event that the exchange rate is [*] per dollar, the price for up to [*] units of P-Channel Wafers would be [*]. The exchange rate shall be determined monthly as of the date PI initiates the letter of credit for product shipment from OKI to PI. The prices in this Section 14.1 shall be reviewed by OKI and PI, if requested by either OKI or PI. Unless the parties otherwise agree, such review will occur not more often than once every six months and any changes to such prices will be made by mutual agreement.

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TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

10.  Article 21.  Article 21 (Announcement) shall be amended by the addition of
     ----------
the following sentence:  Notwithstanding anything to the contrary in this
Article 21, PI shall have the right to make whatever disclosure of or regarding this Agreement and its contents as is required by the Securities and Exchange Commission in connection with a public offering of PI's securities.

11.  Exhibit C.  Exhibit C shall be amended to decrease the price per mask layer
     ---------
from [*] to [*].

12. All provisions of the Agreement not specifically amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by their duly authorized representatives.


OKI ELECTRIC INDUSTRY CO., LTD.       POWER INTEGRATIONS, INC.


By: _____________________________     By: _________________________________
                                              Howard Earhart, President

Title: __________________________


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                                      11

                                  EXHIBIT 3.1

                       TOPSwitch Technical Information

    (1)   Process Flowchart
          This document includes a detailed process summary which specifies the [*] and [*], and other necessary information required to install to N-Channel process related to TOPSwitch in OKI's wafer fabrication facility.

     (2)  Acceptance Criteria
          This document specifies the detailed set of [*] parameters [*].

     (3)  [*] Specifications.

     (4)  Design
          a. [*]
          b. [*]
          C. [*]

     (5)  Wafer Acceptance [*]

     (6)  Test
          a. [*]
          b. [*]
          C. [*]

     (7)  Assembly
          a. [*]

     (8)  QA
          a. [*]



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

                                    Sheet 1

                                  EXHIBIT 7.1

                          OKI WAFER FOUNDRY FORECAST

                      MONTHLY REQUIREMENTS IN '000 WAFERS

------------------------------------------------------------------------------------------
                           -------------------------------------------------------
          1995                   1995    1995    1995    1995      1995     1995
                           -------------------------------------------------------
   -------------------     -------------------------------------------------------
                                 JULY    AUG     SEPT    OCTOB     NOV      DEC
     P-CHANNEL                    [*]     [*]     [*]     [*]        [*]      [*]

     N-CHANNEL

    Total 4" WAFERS               [*]     [*]     [*]     [*]        [*]      [*]
   -------------------     -------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           -----------------------------------------------------------------------------------------------------
          1996                   1996    1996    1996    1996      1996     1996    1996    1996    1996    1996   1996   1996
                           -----------------------------------------------------------------------------------------------------
   -------------------     -----------------------------------------------------------------------------------------------------
                                 JAN     FEBR    MARCH   APRIL     MAY      JUNE    JULY    AUG    SEPT    OCTOB   NOV    DEC
     P-CHANNEL                    [*]      [*]    [*]     [*]      [*]       [*]    [*]     [*]    [*]     [*]     [*]    [*]

     N-CHANNEL                             [*]    [*]     [*]      [*]       [*]    [*]     [*]    [*]     [*]     [*]    [*]

    Total 4" WAFERS               [*]      [*]    [*]     [*]      [*]       [*]    [*]     [*]    [*]     [*]     [*]    [*]
   -------------------     -----------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                           --------------------------------      -------------------
    1997    1998             1997    1997    1997    1997          1998      1998
                           --------------------------------      -------------------
  --------------------     --------------------------------      -------------------
                              Q1      Q2      Q3      Q4            Q1        Q2
     P-CHANNEL               [*]       [*]    [*]    [*]           [*]       [*]

     N-CHANNEL               [*]       [*]    [*]    [*]           [*]       [*]

    Total 4" WAFERS          [*]       [*]    [*]    [*]           [*]       [*]
  --------------------     --------------------------------      -------------------
------------------------------------------------------------------------------------------

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


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